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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 1998 on the financial statements of Primo Electric Co. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated February 3, 1999 and to all references to our Firm included in this Registration Statement.



HERTZBACH & COMPANY, P.A.
HS&S Professional Building
10 MUSIC FAIR ROAD
OWINGS MILLS, MD  21117
November 11, 1999